UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 12, 2025
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GINKGO BIOWORKS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-40097	87-2652913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
27 Drydock Avenue
8th Floor
Boston, MA 02210
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (877) 422-5362
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	DNA	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 12, 2025, Ginkgo Bioworks Holdings, Inc. (the “Company”) held its 2025 annual meeting of shareholders (the “Annual Meeting”). A total of 34,795,259 shares of Class A common stock and 8,371,744 shares of Class B common stock were present or represented by proxy at the Annual Meeting, representing approximately 78.27% of shares of Class A common stock and Class B common stock, entitled to vote as a single class at the Annual Meeting, and representing approximately 91.07% of shares of Class B common stock entitled to vote as a separate class at the Annual Meeting. Each holder of Class A common stock was entitled to one (1) vote for each share held on all matters voted upon by holders of Class A common stock. Each holder of Class B common stock was entitled to ten (10) votes for each share held on all matters voted upon. The shareholders voted on the matters presented at the Annual Meeting, and the shares present, in person or by proxy, were voted as follows:

1. Election of directors

Proposal one was the election of seven nominees to serve as directors of the Company, each until the next annual meeting of shareholders or until their successor shall have been elected and qualified. Holders of the Class B common stock, voting as a separate class, voted upon two nominees designated to be elected by the holders of Class B common stock. Holders of the Class A common stock and Class B common stock, voting together as a single class, voted upon five nominees designated to be elected by the holders of Class A common stock and Class B common stock. The results of the vote were as follows:

Director nominees designated to be elected by holders of Class B common stock:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Jason Kelly	83,564,790	144,260	8,390	N/A
Reshma Shetty	83,567,430	144,260	5,750	N/A

Director nominees designated to be elected by holders of Class A and Class B common stock (voting together as a single class):

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ross Fubini	106,213,906	2,606,700	45,078	9,647,015
Christian Henry	99,921,002	8,298,700	645,982	9,647,015
Sri Kosuri	106,050,270	2,770,383	45,031	9,647,015
Shyam Sankar	97,213,644	11,609,182	42,858	9,647,015
Harry E. Sloan	97,606,927	11,209,651	49,106	9,647,015

Pursuant to the foregoing votes, the seven nominees listed above were elected to serve on the Company’s Board of Directors. There were no additional director nominations brought before the meeting.

2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm

Proposal two was the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, designated to be voted upon by the holders of Class A common stock and Class B common stock, voting together as a single class. The results of the vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
118,198,250	210,341	104,108	0

Pursuant to the foregoing vote, the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 was approved.

3. Advisory vote to approve executive compensation

Proposal three was an advisory vote to approve the compensation of the Company’s named executive officers, designated to be voted upon by the holders of Class A common stock and Class B common stock, voting together as a single class. The results of the vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
107,192,721	847,055	825,908	9,647,015

Pursuant to the foregoing vote, the compensation of the Company’s named executive officers was approved on an advisory basis.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GINKGO BIOWORKS HOLDINGS, INC.

Date: June 13, 2025	By:	/s/ Karen Tepichin
	Name:	Karen Tepichin
	Title:	General Counsel